NEWS RELEASE	For Immediate Release

Contact: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the Second Quarter of 2013

-	Operating Income, as Adjusted and Related Margin Increase to $31.7 Million and 44 Percent from $19.2 Million and 38 Percent in Second Quarter of 2012; Operating Income Increases to $26.9 Million from $14.3 Million

-	Net Income Attributable to Common Stockholders Increases to $15.4 Million or $1.91 per Fully Diluted Common Share from $8.4 Million or $1.04 in Second Quarter of 2012

-	Total Sales Increase 76 Percent to $5.6 Billion from $3.2 Billion in Second Quarter of 2012; Long-Term Open-End Mutual Fund Sales Increase 84 Percent to $5.1 Billion

-	Total Net Flows Increase 80 Percent to $2.5 Billion from $1.4 Billion; Long-term Open-End Mutual Fund Net Flows Increase 87 Percent to $2.6 Billion

Hartford, CT, July 30, 2013 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported continued strong mutual fund sales as well as record levels of revenue, operating income, as adjusted, and related margin, primarily reflecting the cumulative benefit of high levels of positive net flows.

Operating income, as adjusted, was $31.7 million for the quarter ended June 30, 2013, an increase of 66 percent from $19.2 million in the second quarter of 2012 and 27 percent from $25.1 million in the first quarter of 2013. The related operating margin was 44 percent, compared with 38 percent for the prior-year quarter and 39 percent for the first quarter of 2013.

Operating income was $26.9 million, compared with $14.3 million in the second quarter of 2012 and $21.1 million in the first quarter of 2013. Net income attributable to common stockholders was $15.4 million or $1.91 per fully diluted common share, an increase of 84 percent from $8.4 million or $1.04 per share in the second quarter of 2012, and 10 percent from $14.0 million or $1.73 per share in the first quarter of 2013. Net income attributable to common stockholders included net unrealized adjustments on marketable securities of $(0.22), $(0.02) and $0.07 per fully diluted share for the respective quarters.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Assets under management were $52.7 billion at June 30, 2013, an increase of 36 percent from $38.8 billion at June 30, 2012 and 3 percent from $51.2 billion at March 31, 2013. Long-term assets under management were $50.9 billion at the end of the second quarter, an increase of 38 percent from June 30, 2012 and 3 percent from March 31, 2013.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, which are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	Change	3/31/2013	Change	6/30/2013		6/30/2012	Change
Ending Assets Under Management (in billions)	$52.7	$38.8	36%	$51.2	3%	$52.7		$38.8	36%
Average Assets Under Management (in billions)	$53.1	$38.2	39%	$48.3	10%	$50.7		$37.2	36%

Gross Sales (in millions)	$5,595.8	$3,174.9	76%	$6,242.0	(10)%	$11,837.8		$6,690.0	77%
Net Flows (in millions)	$2,512.2	$1,392.9	80%	$3,726.0	(33)%	$6,238.2		$3,269.6	91%

Revenue	$96,140	$66,818	44%	$86,168	12%	$182,308	#	$129,216	41%
Revenue, as adjusted (1)	$71,884	$51,022	41%	$64,492	11%	$136,376	#	$98,433	39%

Operating expenses	$69,258	$52,565	32%	$65,068	6%	$134,326		$107,010	26%
Operating expenses, as adjusted (1)	$40,154	$31,859	26%	$39,418	2%	$79,572		$63,283	26%

Operating income	$26,882	$14,253	89%	$21,100	27%	$47,982		$22,206	116%
Operating income, as adjusted (1)	$31,730	$19,163	66%	$25,074	27%	$56,804		$35,150	62%

Net income	$14,783	$8,367	77%	$14,185	4%	$28,968		$13,817	110%
Net income attributable to common stockholders	$15,385	$8,367	84%	$13,960	10%	$29,345		$13,753	113%
Avg. shares outstanding - diluted (in thousands)	8,058	8,081	-	8,088	-	8,073		8,023	1%
Earnings per share - diluted	$1.91	$1.04	84%	$1.73	10%	$3.64		$1.71	113%

Operating margin	28%	21%		24%		26%		17%
Operating margin, as adjusted (1)	44%	38%		39%		42%		36%

(1) See "Schedule of Non-GAAP Information" at the end of the release

Management Commentary

“We generated record financial results this quarter with significant growth in revenues, operating earnings and margin that reflect the cumulative benefit of consistently strong net inflows over the past several years,” said George R. Aylward, president and chief executive officer. “Despite investor uncertainty and volatility in the financial markets, we reported our seventeenth consecutive quarter of positive net flows by maintaining above-average sales and flows, as well as positive net flows in both equity and fixed income products. Our sustained high levels of positive net flows offset market depreciation, resulting in a 3 percent sequential increase in assets under management.”

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

The company reported its highest quarterly operating earnings with a 66 percent increase in operating income, as adjusted, to $31.7 million, primarily as a result of increased revenue, as adjusted, from higher investment management and other fees from the company’s growing asset base. The operating margin, as adjusted, increased to 44 percent, reflecting the higher revenue from continued asset growth and the leveragability of the business.

Total sales increased 76 percent to $5.6 billion and long-term open-end mutual fund sales increased 84 percent from the prior year. Mutual fund net flows of $2.6 billion, which were positive for each month of the quarter, represented an annualized organic growth rate of 34 percent, among the highest for companies that sell through financial intermediaries.

“Our fund sales and net flows were reflective of the market dynamics in the quarter. The industry in general saw investors reposition their portfolios in response to expectations of changes in the interest rate environment and views of the equity markets,” said Aylward. “With our highly diverse product offerings, we were able to provide attractive options for investors who had changing needs. In the second quarter, sales of our defensive equity and long/short funds in particular accelerated in response to the volatility in the markets as investors looked for strategies that can provide appropriate, risk-adjusted returns.”

“We had above-average growth in a quarter with a challenging market environment. These solid business and financial results reflect the benefit of our sustained asset growth as well as the strength of our business model, distinctive and differentiated product offerings, and effective distribution,” Aylward said.

Asset Flows and Assets Under Management

The company reported a significant increase in assets under management from the prior-year quarter as a result of consistently strong sales, net flows, market appreciation and the addition of a new affiliate.

▪	Total sales increased 76 percent to $5.6 billion in the second quarter from $3.2 billion in the second quarter of 2012; sales in the first quarter of 2013 were $6.2 billion. Total net flows were $2.5 billion in the second quarter, compared with $1.4 billion in the prior-year quarter and $3.7 billion in the prior quarter. First quarter results reflected significantly higher sales and net flows in the Virtus Emerging Markets Opportunities Fund after the company announced limits on new investors into that fund.
▪	Long-term open-end mutual fund sales were $5.1 billion, an increase of 84 percent from $2.8 billion in the second quarter of 2012. Sales in the first quarter of 2013 were $5.7 billion, including the Emerging Markets Opportunities Fund; sales excluding Emerging Markets increased 9 percent to $3.7 billion on a sequential basis.
▪	Long-term open-end funds generated $2.6 billion of net flows in the second quarter, or 87 percent greater than net flows of $1.4 billion in the prior-year quarter. The annualized organic growth rate (net flows divided by beginning-of-period assets) in the current quarter was 34 percent. Long-term open-end mutual fund assets were $32.4 billion at June 30, 2013, an increase of 53 percent from $21.1 billion at June 30, 2012.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	The company had separately managed account (SMA) sales of $324.6 million and net flows of $29.3 million, compared with $342.0 million and $110.4 million, respectively, in the second quarter of 2012. Institutional sales were $189.0 million with net outflows of $71.6 million, compared with sales of $61.0 million and net outflows of $65.7 million in the prior-year quarter.
▪	Average assets under management, which correspond to the company’s fee-earning asset levels, were $53.1 billion for the second quarter of 2013, an increase of 39 percent from $38.2 billion in the prior-year quarter and 10 percent from the prior quarter.

Revenues

Revenues increased from prior periods primarily as a result of the continued growth of assets under management and the addition of a new affiliate.

▪	Revenues, as adjusted, increased by 41 percent to $71.9 million from $51.0 million in the prior-year quarter and by 11 percent from $64.5 million in the first quarter of 2013. The increase from the second quarter of 2012 was primarily related to higher investment management and administrative and transfer agent fees.
▪	Revenues were $96.1 million in the second quarter of 2013, an increase of 44 percent from $66.8 million in the second quarter of 2012 and 12 percent on a sequential basis. The increase from the prior-year quarter reflects higher investment management and administrative and transfer agent fees.
▪	Investment management fees increased 44 percent to $64.5 million from $44.9 million in the second quarter of 2012, primarily reflecting the 59 percent increase in average open-end fund assets from sustained positive net flows and market appreciation, and the 51 percent increase in average SMA assets resulting from both organic growth and the addition of assets managed by Rampart. The average net fee rate increased to 48.7 basis points from 47.2 basis points in the second quarter of 2012 and 48.5 in the first quarter of 2013, primarily related to the increase in assets in higher-fee products.
▪	Administration and transfer agent fees in the second quarter increased 50 percent to $12.1 million from $8.0 million in the prior year and by 13 percent from $10.7 million in the prior quarter, primarily related to higher average long-term open-end mutual fund assets.

Expenses

Operating expenses in the quarter increased over the prior periods primarily as a result of variable costs related to higher sales, profitability and assets under management.

▪	Operating expenses, as adjusted, were $40.2 million in the second quarter, compared with $31.9 million in the second quarter of 2012 and $39.4 million in the first quarter of 2013. The increase from the prior-year period primarily reflects higher variable compensation and the addition of Rampart.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

▪	Operating expenses were $69.3 million in the quarter, compared with $52.6 million in second quarter of 2012 and $65.1 million in the first quarter of 2013. Expenses increased from the prior period primarily due to higher distribution and administration expenses and higher variable employment expenses.
▪	Employment expenses were $32.9 million in the second quarter compared with $25.5 million in the second quarter of 2012 and $32.4 million in the first quarter of 2013. The change from the prior year reflects increases in variable incentive compensation from higher sales and profitability as well as the addition of Rampart. The sequential increase primarily reflects higher profit-based compensation, partially offset by a decrease in payroll taxes due to the annual payment of incentive compensation that occurred in the first quarter.
▪	The increases in distribution and administration expenses to $24.3 million in the second quarter of 2013 from $15.8 million in the second quarter of 2012 and $21.6 million in the first quarter of 2013 reflect higher average long-term mutual fund assets.
▪	Other operating expenses were $10.3 million in the second quarter, an increase of 14 percent from $9.0 million in the prior-year quarter and 15 percent from $9.0 million in the sequential quarter. The increase from the prior year reflects higher sales-related activities and the addition of Rampart; the sequential quarter increase reflects higher sales activities and the annual Board of Directors equity grant.

Investment Capabilities and Performance

The company further expanded its offerings of attractive investment products with the introduction of its first product for non-U.S. investors and the launch of a new open-end mutual fund.

▪	The company received authorization from the Central Bank of Ireland for the Virtus Global Funds plc, an offshore collective investment vehicle (or “UCITS”) that allows Virtus to offer its investment strategies to non-U.S. investors. The first offering is the Virtus GF Liquid Alpha Fund[1], which employs a strategy that seeks to minimize market volatility while providing lower correlation to traditional asset classes such as bonds and equities. The fund is managed by QS Investors, a company that uses a disciplined and dynamic approach integrating traditional fundamental research, behavioral investment insights and a rules-based model to respond to changing market and economic conditions.
▪	The company launched the Virtus Low Volatility Equity Fund[2] (Class A: VLVAX), an open-end mutual fund that uses equity index call options to produce equity market returns with lower volatility than the broad stock market. This is the first new fund managed by Rampart, a Virtus affiliate that specializes in customized options strategies for institutional and high-net-worth clients.
▪	As previously disclosed, Virtus completed the acquisition of a 24 percent interest in Kleinwort Benson Investors International, Ltd. (KBII), a U.S. registered investment adviser that offers institutional-quality, income-oriented equity and resource strategies. KBII is a subsidiary of Kleinwort Benson Investors Dublin Ltd.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

Virtus maintained the strong relative investment performance of its mutual funds, with 97 percent of rated long-term open-end mutual fund assets in 5-, 4- or 3-star funds on an overall load-waived basis according to Morningstar3. At June 30, 2013, 19 of the company’s 23 rated equity funds, representing 96 percent of equity fund assets, and seven of nine fixed income funds, representing 98 percent of those assets, were rated as either 5-, 4- or 3-star funds.

Balance Sheet, Liquidity and Income Taxes

The company’s working capital was $146.7 million at June 30, 2013, an increase from $64.4 million at June 30, 2012 and $109.3 million at March 31, 2013. Working capital included cash and cash equivalents of $70.9 million and marketable securities of $55.3 million. Cash and cash equivalents were $48.7 million at June 30, 2012 and $45.9 million at March 31, 2013. Working capital, as adjusted, which includes cash and cash equivalents and accounts receivable less current accounts payable, was $62.4 million at June 30, 2013, an increase of 43 percent from $43.6 million at June 30, 2012 and 42 percent from $44.1 million at March 31, 2013.

In the second quarter the company repurchased 20,000 shares of common stock for a total of $4.6 million under its multi-year repurchase program. In May, the Board of Directors authorized an extension of the program to allow the repurchase of an additional 350,000 shares of common stock prior to May 21, 2016.

The company utilized $8.8 million of its deferred tax assets to reduce tax obligations for the second quarter. The company had $80.2 million of deferred tax assets remaining at June 30, 2013, compared with $89.1 million at March 31, 2013.

Balance Sheet Highlights (Unaudited)
(Dollars in thousands)

	As of			As of
	6/30/2013	6/30/2012	Change	3/31/2013	Change
Cash and cash equivalents	$70,851	$48,685	46%	$45,874	54%
Trading securities, at fair value	$18,020	$12,674	42%	$18,853	(4)%
Available-for-sale securities, at fair value	$2,713	$2,715	(0)%	$2,816	(4)%
Net assets of consolidated sponsored
investment products (1)	$34,521	$-	N/M	$35,109	(2)%
Total deferred taxes, net (2)	$80,243	$114,614	(30)%	$89,059	(10)%
Long-term debt	$15,000	$15,000	-	$15,000	-
Total equity attributable to stockholders	$256,416	$226,363	13%	$245,148	5%

Working capital (3)	$146,669	$64,447	128%	$109,292	34%
Working capital, as adjusted (4)	$62,383	$43,595	43%	$44,066	42%

(1) For the periods ending June 30, 2013 and March 31, 2013, net assets of consolidated sponsored investment products comprise $44.8 million and $37.9 million of total assets, $0.9 million and $0.6 million of total liabilities, and $9.4 million and $2.2 million of redeemable noncontrolling interests, respectively

(2) Includes both current and long-term deferred taxes

(3) Working capital is defined as current assets less current liabilities

(4) Working capital, as adjusted, is defined as working capital less marketable securities (including consolidated sponsored investment products), current deferred taxes, net and prepaid expenses, and other current assets

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, July 31, at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 877-474-9505 if calling from within the U.S. or 857-244-7558 if calling from outside the U.S. (Passcode: 25375996). A replay of the call will be available through August 31 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 68142701). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliated managers include Duff & Phelps Investment Management Co., Euclid Advisors LLC, Kayne Anderson Rudnick Investment Management, LLC, Kleinwort Benson Investors International, Ltd., Newfleet Asset Management, LLC, Newfound Investments, LLC, Rampart Investment Management Co., LLC, and Zweig Advisers LLC. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statement of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	Change	3/31/2013	Change	6/30/2013	6/30/2012	Change
Revenues
Investment management fees	$64,475	$44,878	44%	$57,777	12%	$122,252	$86,725	41%
Distribution and service fees	19,324	13,587	42%	17,361	11%	36,685	26,308	39%
Administration and transfer agent fees	12,061	8,023	50%	10,695	13%	22,756	15,425	48%
Other income and fees	280	330	(15)%	335	(16)%	615	758	(19)%
Total revenues	96,140	66,818	44%	86,168	12%	182,308	129,216	41%

Operating Expenses
Employment expenses	32,878	25,507	29%	32,411	1%	65,289	51,825	26%
Distribution and administration expenses	24,252	15,796	54%	21,628	12%	45,880	34,719	32%
Other operating expenses	10,283	9,035	14%	8,957	15%	19,240	16,928	14%
Other operating expenses of consolidated						-
sponsored investment products	132	-	N/M	184	(28)%	316	-	N/M
Restructuring and severance	-	794	N/M	203	N/M	203	794	(74)%
Depreciation and other amortization	597	436	37%	575	4%	1,172	759	54%
Amortization expense	1,116	997	12%	1,110	1%	2,226	1,985	12%
Total operating expenses	69,258	52,565	32%	65,068	6%	134,326	107,010	26%

Operating Income	26,882	14,253	89%	21,100	27%	47,982	22,206	116%

Other Income (Expense)
Realized and unrealized gain (loss) on trading securities, net	(223)	(214)	(4)%	825	N/M	602	1,010	(40)%
Realized and unrealized gain (loss) on investments
of consolidated sponsored investment products, net	(3,156)	-	N/M	372	N/M	(2,784)	-	N/M
Other expense, net	(11)	-	N/M	(18)	39%	(29)	-	N/M
Total other income (expense), net	(3,390)	(214)	N/M	1,179	N/M	(2,211)	1,010	N/M

Interest Income (Expense)
Interest expense	(206)	(274)	25%	(221)	7%	(427)	(475)	10%
Interest and dividend income	203	171	19%	97	109%	300	277	8%
Interest and dividend income of investments
of consolidated sponsored investment products	612	-	N/M	480	28%	1,092	-	N/M
Total interest income (expense), net	609	(103)	N/M	356	71%	965	(198)	N/M
Income Before Income Taxes	24,101	13,936	73%	22,635	6%	46,736	23,018	103%
Income tax expense	9,318	5,569	67%	8,450	10%	17,768	9,201	93%
Net Income	14,783	8,367	77%	14,185	4%	28,968	13,817	110%
Noncontrolling interests	602	-	N/M	(225)	N/M	377	-	N/M
Allocation of earnings to preferred stockholders	-	-	-	-	-	-	(64)	N/M
Net Income Attributable to Common Stockholders	$15,385	$8,367	84%	$13,960	10%	$29,345	$13,753	113%
Earnings Per Share - Basic	$1.97	$1.08	82%	$1.79	10%	$3.75	$1.81	107%
Earnings Per Share - Diluted	$1.91	$1.04	84%	$1.73	10%	$3.64	$1.71	113%
Weighted Average Shares Outstanding - Basic (in thousands)	7,821	7,763		7,820		7,821	7,615
Weighted Average Shares Outstanding - Diluted (in thousands)	8,058	8,081		8,088		8,073	8,023

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
By product (period end):
Mutual Funds - Long-Term Open-End	$32,351.2	$30,552.5	$25,827.1	$23,615.7	$21,126.1
Mutual Funds - Closed-End	6,422.3	6,621.0	6,231.6	6,365.3	6,051.6
Mutual Funds - Money Market	1,707.7	1,742.2	1,994.1	1,763.8	1,818.7
Variable Insurance Funds	1,250.8	1,317.8	1,295.7	1,311.9	1,295.9
Separately Managed Accounts (1)	6,521.7	6,435.5	5,829.0	4,531.0	4,367.7
Institutional Products (1)	4,399.3	4,538.7	4,359.5	4,212.7	4,178.9
Total	$52,653.0	$51,207.7	$45,537.0	$41,800.4	$38,838.9

By product (average) (2)
Mutual Funds - Long-Term Open-End	$32,447.6	$28,389.9	$24,544.6	$22,246.3	$20,360.1
Mutual Funds - Closed-End	6,614.4	6,402.7	6,257.7	6,114.2	5,924.8
Mutual Funds - Money Market	1,700.6	1,838.4	1,792.7	1,805.6	1,787.0
Variable Insurance Funds	1,303.1	1,315.8	1,288.0	1,307.6	1,316.1
Separately Managed Accounts (1)	6,505.7	5,895.7	5,737.8	4,367.7	4,304.6
Institutional Products (1)	4,503.3	4,445.1	4,349.7	4,222.1	4,510.9
Total	$53,074.7	$48,287.6	$43,970.5	$40,063.5	$38,203.5

By asset class (period end):
Equity (1)	$31,784.7	$31,033.3	$26,925.5	$24,143.4	$22,296.8
Fixed Income	19,121.7	18,389.3	16,581.7	15,846.5	14,680.1
Cash	1,746.6	1,785.1	2,029.8	1,810.5	1,862.0
Total	$52,653.0	$51,207.7	$45,537.0	$41,800.4	$38,838.9

Assets Under Management - Average Net Management Fees Earned (3)
(In basis points)
	Three Months Ended
	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012
Mutual Funds - Long-Term Open-End (4) (5)	50.6	50.9	50.7	50.5	50.4
Mutual Funds - Closed-End (4)	60.8	59.3	58.9	59.1	59.4
Mutual Funds - Money Market	2.2	3.2	4.5	4.4	4.6
Variable Insurance Funds (4)	56.6	55.5	52.7	47.3	45.4
Separately Managed Accounts (1)	48.8	49.8	49.3	51.1	51.3
Institutional Products (1)	33.0	32.0	32.3	29.7	30.7
All Products	48.7	48.5	48.0	47.5	47.2

(1) Includes assets under management related to options strategies

(2) Averages are calculated as follows:

   - Mutual Funds and Variable Insurance Funds (VIF) - average daily or weekly balances

   - Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter

   - Institutional Products - average of month-end balances in quarter

(3) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)

(4) Average fees earned for Mutual Funds and VIF are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers

(5) Excludes the impact of consolidated sponsored investment products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Six Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	6/30/2013	6/30/2012

Mutual Funds - Long-Term Open-End
Beginning balance	$30,552.5	$25,827.1	$23,615.7	$21,126.1	$19,955.1	$25,827.1	$16,896.6
Inflows	5,069.9	5,710.6	3,393.4	3,304.8	2,754.0	10,780.5	5,642.7
Outflows	(2,462.0)	(2,155.0)	(1,646.7)	(1,708.9)	(1,363.1)	(4,617.0)	(2,566.1)
Net flows	2,607.9	3,555.6	1,746.7	1,595.9	1,390.9	6,163.5	3,076.6
Market appreciation (depreciation)	(886.0)	1,098.4	475.1	911.9	(253.3)	212.4	1,155.0
Other (1)	76.8	71.4	(10.4)	(18.2)	33.4	148.2	(2.1)
Ending balance	$32,351.2	$30,552.5	$25,827.1	$23,615.7	$21,126.1	$32,351.2	$21,126.1

Mutual Funds - Closed-End
Beginning balance	$6,621.0	$6,231.6	$6,365.3	$6,051.6	$5,992.3	$6,231.6	$5,675.6
Inflows	-	-	-	229.2	9.6	-	215.0
Outflows	-	-	-	-	-	-	-
Net flows	-	-	-	229.2	9.6	-	215.0
Market appreciation (depreciation)	(61.6)	450.2	(43.7)	181.5	135.7	388.6	224.9
Other (1)	(137.1)	(60.8)	(90.0)	(97.0)	(86.0)	(197.9)	(63.9)
Ending balance	$6,422.3	$6,621.0	$6,231.6	$6,365.3	$6,051.6	$6,422.3	$6,051.6

Mutual Funds - Money Market
Beginning balance	$1,742.2	$1,994.1	$1,763.8	$1,818.7	$1,803.4	$1,994.1	$2,294.8
Other (1)	(34.5)	(251.9)	230.3	(54.9)	15.3	(286.4)	(476.1)
Ending balance	$1,707.7	$1,742.2	$1,994.1	$1,763.8	$1,818.7	$1,707.7	$1,818.7

Variable Insurance Funds
Beginning balance	$1,317.8	$1,295.7	$1,311.9	$1,295.9	$1,395.8	$1,295.7	$1,308.6
Inflows	12.3	9.8	15.5	13.5	8.3	22.1	19.0
Outflows	(65.7)	(61.0)	(60.3)	(52.8)	(60.6)	(126.7)	(125.1)
Net flows	(53.4)	(51.2)	(44.8)	(39.3)	(52.3)	(104.6)	(106.1)
Market appreciation (depreciation)	(14.1)	73.3	28.6	55.3	(47.6)	59.2	93.4
Other (1)	0.5	-	-	-	-	0.5	-
Ending balance	$1,250.8	$1,317.8	$1,295.7	$1,311.9	$1,295.9	$1,250.8	$1,295.9

Separately Managed Accounts (2)
Beginning balance	$6,435.5	$5,829.0	$4,531.0	$4,367.7	$4,304.6	$5,829.0	$3,933.8
Inflows	324.6	367.0	281.8	246.6	342.0	691.6	650.0
Outflows	(295.3)	(234.0)	(285.7)	(211.1)	(231.6)	(529.3)	(483.9)
Net flows	29.3	133.0	(3.9)	35.5	110.4	162.3	166.1
Market appreciation (depreciation)	87.5	473.9	42.1	128.0	(42.3)	561.4	356.7
Other (1)	(30.6)	(0.4)	1,259.8	(0.2)	(5.0)	(31.0)	(88.9)
Ending balance	$6,521.7	$6,435.5	$5,829.0	$4,531.0	$4,367.7	$6,521.7	$4,367.7

Institutional Products (2)
Beginning balance	$4,538.7	$4,359.5	$4,212.7	$4,178.9	$4,590.7	$4,359.5	$4,478.2
Inflows	189.0	154.6	160.0	112.6	61.0	343.6	163.3
Outflows	(260.6)	(66.0)	(171.3)	(159.5)	(126.7)	(326.6)	(245.3)
Net flows	(71.6)	88.6	(11.3)	(46.9)	(65.7)	17.0	(82.0)
Market appreciation (depreciation)	(13.7)	109.7	32.1	74.2	9.7	96.0	127.1
Other (1)	(54.1)	(19.1)	126.0	6.5	(355.8)	(73.2)	(344.4)
Ending balance	$4,399.3	$4,538.7	$4,359.5	$4,212.7	$4,178.9	$4,399.3	$4,178.9

Total
Beginning balance	$51,207.7	$45,537.0	$41,800.4	$38,838.9	$38,041.9	$45,537.0	$34,587.6
Inflows	5,595.8	6,242.0	3,850.7	3,906.7	3,174.9	11,837.8	6,690.0
Outflows	(3,083.6)	(2,516.0)	(2,164.0)	(2,132.3)	(1,782.0)	(5,599.6)	(3,420.4)
Net flows	2,512.2	3,726.0	1,686.7	1,774.4	1,392.9	6,238.2	3,269.6
Market appreciation (depreciation)	(887.9)	2,205.5	534.2	1,350.9	(197.8)	1,317.6	1,957.1
Other (1)	(179.0)	(260.8)	1,515.7	(163.8)	(398.1)	(439.8)	(975.4)
Ending balance	$52,653.0	$51,207.7	$45,537.0	$41,800.4	$38,838.9	$52,653.0	$38,838.9

(1) Comprised of open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/ (dispositions) and the impact of leverage on AUM

(2) Includes assets under management related to options strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information
(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Six Months Ended
	June 30, 2013	June 30, 2012	Mar 31, 2013	June 30, 2013	June 30, 2012

Revenues, GAAP basis	$96,140	$66,818	$86,168	$182,308	$129,216
Less:
Distribution and administration expenses	24,252	15,796	21,628	45,880	30,783
Consolidated sponsored investment products fees (1)	4	-	48	52	-

Revenues, as adjusted (2)	$71,884	$51,022	$64,492	$136,376	$98,433

Operating Expenses, GAAP basis	$69,258	$52,565	$65,068	$134,326	$107,010
Less:
Distribution and administration expenses	24,252	15,796	21,628	45,880	30,783
Depreciation and amortization	1,713	1,433	1,685	3,398	2,744
Stock-based compensation (3)	2,463	1,860	1,294	3,757	3,193
Restructuring and severance charges	-	794	203	203	794
Newfleet transition related operating expenses (4)	544	823	656	1,200	1,748
Consolidated sponsored investment product expenses (1)	132	-	184	316	-
Closed-end fund launch costs (5)	-	-	-	-	4,465
Operating Expenses, as adjusted (6)	$40,154	$31,859	$39,418	$79,572	$63,283

Operating Income, as adjusted (7)	$31,730	$19,163	$25,074	$56,804	$35,150

Operating margin, GAAP basis	28%	21%	24%	26%	17%
Operating margin, as adjusted (7)	44%	38%	39%	42%	36%

(1) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products.
(2) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the six months ended June 30, 2012, distribution and administration expenses included $3.9 million of structuring fees related to a closed-end fund launch. For the purposes of calculating Revenues, as adjusted, for the six months ended June 30, 2012 structuring fees paid to third-party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset.
(3) For the three months ended June 30, 2013, March 31, 2013 and June 30, 2012, stock-based compensation expense includes $2.5, $1.3 and $1.9 million, respectively, of expense related to equity issued under the company's annual incentive and long-term plans. For the six months ended June 30, 2013 and June 30, 2012, stock-based compensation expense includes $3.8 and $3.2 million, respectively, of expense related to equity issued under the company's annual incentive and long-term plans.
(4) For the three months ended June 30, 2013, March 31, 2013 and June 30, 2012, Newfleet transition-related operating expenses include $0.1 million, $0.2 million and $0.3 million, respectively, of stock-based compensation. For the six months ended June 30, 2013 and June 30, 2012, Newfleet transition-related operating expenses include $0.3 million and $0.6 million, respectively, of stock-based compensation.
(5) For the six months ended June 30, 2012, closed-end fund launch costs comprise structuring fees of $3.9 million payable to underwriters, sales-based incentive compensation of $0.4 million and unreimbursed offering costs of $0.2 million.
(6) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

(7) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.
The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

1 This Document does not constitute an offer or solicitation to invest in the Virtus GF Liquid Alpha Fund. The Fund is a sub-fund of Virtus Global Funds plc (the “Company”), a public limited company with variable capital incorporated in Ireland and authorized and regulated by the Central Bank of Ireland as an Undertaking for Collective Investment in Transferable Securities (“UCITS”). The offering of the shares of Virtus Global Funds plc is restricted in many jurisdictions and investors must inform themselves of and observe applicable restrictions in their jurisdiction. The Funds are distributed by VP Distributors, LLC, 100 Pearl Street, Hartford, CT 06103, USA. The Fund’s current prospectus and key investor information document (“KIID”) contain more information as well as the risks of investing and may be obtained free of charge from Northern Trust International Fund Administration Services (Ireland) Limited, Georges Court, 54-62 Townsend Street, Dublin 2, Ireland, by calling 353-1-434-5114, or by visiting www.virtusglobalfunds.com. None of the Funds have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and none of such shares may be offered, sold, transferred or delivered, directly or indirectly, in the United States or to U.S. residents or citizens. None of the Funds have been or will be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

2 Virtus Low Volatility Equity Fund Risks: The market price of equity securities may be affected by financial market, industry, or issuer specific events. Focus on a particular style, or on small or medium sized companies may enhance that risk. The value of an ETF may be more volatile than the underlying portfolio of securities the ETF is designed to track. The costs of owning the ETF may exceed the cost of investing directly in the underlying securities. Securities in the fund may go up or down in response to the prospects of individual companies and general economic conditions. Price changes may be short or long term. Selling call options may limit a fund’s opportunity to profit from the increase in price of its underlying portfolio. Buying call options risks the loss of the premium paid for those options.

3 Additional Information on Virtus Funds rated by Morningstar (without load). Period ending June 28, 2013:

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	19	17	13	7
Percentage of Assets	88%	79%	82%	84%
Number of 5, 4 or 3-star funds	26	31	21	12
Percentage of Assets	97%	99%	96%	89%
Total Funds	32	32	28	20

Additional Information on Virtus Funds rated by Morningstar (with load). Period ending June 28, 2013:

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	18	17	11	6
Percentage of Assets	82%	79%	78%	78%
Number of 5, 4 or 3-star funds	24	28	20	11
Percentage of Assets	94%	95%	94%	89%
Total Funds	32	32	28	20

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar RatingTM for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

©2013 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Data quoted represents past performance. Past performance is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Please carefully consider a Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus and/or summary prospectus. Read it carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA and subsidiary of Virtus Investment Partners, Inc.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2012 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management due to market conditions, investment performance, redemptions or terminations of investment contracts, or regulatory factors; (b) damage to our reputation; (c) our money market funds do not maintain stable net asset values; (d) our inability to attract and retain key personnel; (e) the competition we face in our business, including competition related to investment products and fees; (f) limitations on our deferred tax assets; (g) changes in key distribution relationships; (h) interruptions in service or failure to provide service by third-party service providers for technology services critical to our business; (i) adverse regulatory and legal developments; (j) impairment of our goodwill or intangible assets; (k) lack of availability of required and necessary capital on satisfactory terms; (l) liabilities and losses not covered by our insurance policies; (m) significant reductions to our fee rates; and (n) certain other risks and uncertainties described in our 2012 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com